Kemper Investors Life Insurance Company                     [LOGO APPEARS HERE]
A Stock Life Insurance Company                              ZURICH
1600 McConnor Parkway                                        LIFE
Schaumburg, Illinois 60196-6801




RIGHT TO CANCEL - FREE LOOK PROVISION - At anytime within 10 days of receiving this Certificate You may return it to Us or to the representative through whom it was purchased. All Purchase Payments allocated to the Fixed Account plus the Separate Account Certificate Value plus Market Adjusted Values computed at the end of the valuation period following Our receipt of this Certificate will then be refunded within 10 days.

This Certificate is issued pursuant to the terms of the Master Policy number K1005 issued by Kemper Investors Life Insurance Company ("KILICO").

We agree to pay an Annuity to the Owner on the Annuity Date provided this Certificate is in force on the Annuity Date.

We further agree to pay the death benefit prior to the Annuity Date upon the death of an Owner when a death benefit is payable. Payment will be made upon Our receipt of due proof of death and the return of this Certificate.

This Certificate is not the insurance contract and does not amend, extend or alter the coverage afforded under the Master Policy. The Certificate summarizes the applicable principal provisions of the Master Policy, which alone constitutes the entire contract between KILICO and the Master Policyholder.

This Certificate constitutes evidence of coverage under the Master Policy if We have received the initial Purchase Payment. The benefits and provisions described on the following pages are subject in all respects to the terms and conditions of the Master Policy.

Signed for Kemper Investors Life Insurance Company at its home office in Schaumburg, Illinois.

/S/ Debra P. Rezabek                   /S/ Gale K. Caruso
--------------------                   --------------------
Secretary                              President

GROUP FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY CERTIFICATE

NON-PARTICIPATING

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CERTIFICATE, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. REFER TO THE VARIABLE ACCOUNT AND ANNUITY PERIOD PROVISIONS FOR A DETERMINATION OF ANY VARIABLE BENEFITS.

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CERTIFICATE, WHEN BASED ON GUARANTEE PERIOD VALUES, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE MARKET VALUE ADJUSTMENT FORMULA STATED IN THE CERTIFICATE SCHEDULE.

READ YOUR CERTIFICATE CAREFULLY.

Form No. L-8824

                             TABLE OF CONTENTS                              Page


CERTIFICATE SCHEDULE                                   Follows Table of Contents

DEFINITIONS                                                                  1-3

GENERAL PROVISIONS                                                           3-4
  The Entire Contract                                                        3
  Modification of Contract                                                   3
  Certificates                                                               3
  Incontestability                                                           3
  Change of Annuity Date                                                     3
  Assignment                                                                 3
  Due Proof of Death                                                         3
  Reserves, Certificate Values and Death Benefits                            3
  Non-Participating                                                          3
  Reports                                                                    3
  Premium Taxes                                                              4
  Creditors                                                                  4

OWNER, BENEFICIARY AND ANNUITANT PROVISIONS                                  4-5
  Owner                                                                      4
  Change of Ownership                                                        4
  Beneficiary Designation and Change of Beneficiary                          4
  Death of Beneficiary                                                       4
  Annuitant                                                                  5

PURCHASE PAYMENT PROVISIONS                                                  5
  Purchase Payment Limitations                                               5
  Place of Payment                                                           5

FIXED ACCOUNT PROVISIONS                                                     5
  Fixed Account Certificate Value                                            5

GUARANTEE PERIOD PROVISIONS                                                  6
  Guarantee Period                                                           6
  Guaranteee Period Value                                                    6
  Marker Value Adjustment                                                    6

VARIABLE ACCOUNT PROVISIONS                                                  6-7
  Separate Account                                                           6
  Liabilities of the Separate Account                                        6
  Subaccounts                                                                6
  Fund                                                                       7
  Rights Reserved by the Company                                             7
  Accumulation Unit Value                                                    7
  Investment Experience Factor                                               7

TRANSFER AND WITHDRAWAL PROVISIONS                                           8-9
  Transfers During the Accumulation Period                                   8
  Withdrawals During the Accumulation Period                                 8
  Withdrawal Charges                                                         8
  Transfers and Withdrawal Procedures                                        9
  Deferment of Withdrawal or Transfer                                        9

L-8824

                               TABLE OF CONTENTS                           Page

DEATH BENEFIT PROVISIONS                                                   9-10
  Amount Payable Upon Death                                                9
  Payment of Death Benefits During the Accumulation Period                 10
  Spousal Continuation                                                     10

ANNUITY PERIOD PROVISIONS                                                  10-16
  Annuity Options                                                          10
  Option 1 Fixed Installment Annuity                                       10
  Option 2 Life Annuity                                                    10
  Option 3 Life Annuity with Installments Guaranteed                       10
  Option 4 Joint and Survivor Annuity                                      11
  Option 5 Joint and Survivor Annuity with Installments Guaranteed         11
  Other Options                                                            11
  Commutability                                                            11
  Election of Annuity Option                                               11-12
  Electing a Fixed or Variable Annuity Option                              12
  Fixed Annuity                                                            12
  Variable Annuity                                                         12-13
  Annuity Unit Value                                                       13
  Basis of Annuity Options                                                 13
  Withdrawal Charge Upon Annuitization                                     13
  Transfers Between Subaccounts                                            13-14
  Conversions from a Fixed Account Payment                                 14
  Conversions to a Fixed Annuity Payment                                   15
  Payment of Death Benefits During the Annuity Period                      15-16
  Disbursement Upon Death of Annuitant: Under Options 1, 3 or 5            16
  Supplementary Agreement                                                  16
  Date of First Payment                                                    16
  Evidence of Age, Sex and Survival                                        16
  Misstatement of Age or Sex                                               16

ANNUITY OPTION TABLE                                          Follows Page 16

ENDORSEMENTS, if any                              Follow Annuity Option Table

L-8824

                              Certificate Schedule

Certificate Number:         KI10000000   Issue Date:               June 1, 2002

Initial Purchase Payment:   $10,000.00   Type of Certificate       Nonqualified

Owner:                      John Doe

Owner Date of Birth:        02/05/67

Joint Owner:                Mary Doe

Joint Owner Date of Birth:  05/02/67



Annuitant:                  John Doe

Annuitant Gender:           Male           Annuitant Date of Birth: 02/05/67


Joint Annuitant:            Mary Doe


Joint Annuitant Gender:     Female   Joint Annuitant Date of Birth: 05/02/67


Representative:             Richard Smith
                            ABC Agency Inc.


8824

                              Certificate Schedule

Annuity Date:         June 1, 2021

Maximum Annuity Date: Later of the original youngest annuitant's 91st birthday or 10 years from issue.

Minimum Annuity Date: The minimum annuity date is two years from the issue date.

[Date of Continuance: NA]

Optional Enhanced
 Death Benefit rider: Option 1      Yes
                      Option 2      Not Selected

Guaranteed Roll-up Death Benefit Interest Rate:
     Class 1 Accumulations Options      0.00%
     Class 2 Accumulation Options       5.00%

Beneficiary(ies):
     Primary:         James Doe
    [Contingent:      Jane Doe]

8824

                              Certificate Schedule


Initial Purchase Payment Allocation:       Allocation   Initial Annual Effective
                                           Percentage        Interest Rates*
                                           ----------   ------------------------
Fixed Account
1 Year Guarantee Period Account               2 %                 5.25%
Scudder Capital Growth                        2 %                 5.35%
Scudder International                         2 %
SVS Growth and Income                         2 %
Scudder Global Blue Chip                      2 %
SVS Dynamic Growth                            2 %
Scudder Contrarian Value                      2 %
Scudder Blue Chip                             2 %
SVS Focus Value+Growth                        2 %
Scudder Aggressive Growth                     2 %
Scudder Growth and Income                     2 %
Scudder High Yield                            2 %
Scudder Total Return                          2 %
SVS Venture Value                             2 %
Scudder Investment Grade Bond                 2 %
Scudder Government Securities                 34%
Money Market 1                                32%




* Additional amounts may be credited under a dollar cost averaging program.

8824

                              Certificate Schedule

Class 1 Accumulation Options:

Fixed Accumulation Option
-------------------------
Fixed Account


Market Value Adjustment options:
--------------------------------
1 Year Guarantee Period Account 6 Year Guarantee Period Account 2 Year Guarantee Period Account 7 Year Guarantee Period Account 3 Year Guarantee Period Account 8 Year Guarantee Period Account 4 Year Guarantee Period Account 9 Year Guarantee Period Account 5 Year Guarantee Period Account 10 Year Guarantee Period Account


Variable Subaccount options available on Issue Date:
----------------------------------------------------
Scudder Money Market I
Scudder Money Market II


8824

                              Certificate Schedule

Class 2 Accumulation Options:

Fixed Accumulation Option
-------------------------
None

Market Value Adjustment options:
--------------------------------
None

Variable Subaccount options available on Issue Date:
----------------------------------------------------
Alger American Balanced
Alger American Leveraged All Cap
CS Emerging Markets
CS Global Post-Venture Capital
Dreyfus Socially Responsible Fund
Dreyfus VIF Midcap Stock
Scudder 21st Century Growth
Scudder Capital Growth
Scudder Global Discovery
Scudder Growth and Income
Scudder Health Sciences
Scudder International
Scudder Aggressive Growth
Scudder Blue Chip
Scudder Contrarian Value
Scudder Global Blue Chip
Scudder Government Securities
Scudder Growth
Scudder High Yield
Scudder International Select Equity
Scudder Investment Grade Bond
Scudder Small Cap Growth
Scudder Small Cap Value
Scudder Technology Growth
Scudder Total Return
SVS Dreman Financial Services
SVS Dreman High Return Equity
SVS Dynamic Growth (Invesco)
SVS Focus Value+Growth
SVS Focused Large Cap Growth
SVS Growth And Income
SVS Growth Opportunities
SVS Index 500
SVS Mid-Cap Growth
SVS Strategic Equity
SVS Venture Value
SVS Dreman Small Cap Value
SVS MFS Strategic Value

8824

                              Certificate Schedule

Minimum Initial Purchase Payment                 [Non-Qualified $10,000]
                                                 [Qualified $2,000]

Minimum Subsequent Purchase Payment:             [$500 for nonqualified
                                                 certificates, $50 for all other
                                                 certificate types]
                                                 [$100 if using Systematic
                                                 Accumulation Plan]

Maximum Total Purchase Payments:                 [$1,000,000]

Minimum Initial Account Allocation:              [$500 for each subaccount,
                                                 fixed account or each GPA.]

Minimum Subsequent Account Allocation:           [$50 for each subaccount or
                                                 fixed account. $500 for each
                                                 GPA.]

Minimum Certificate Value
  after a Partial Withdrawal:                    [$5,000]


                            Withdrawal Charge Table

Years elapsed since purchase
    Payment was received                    Withdrawal Charge
----------------------------                -----------------
  Less than one                                    7%
  One but less than two                            8%
  Two but less than three                          5%
  Three but less than four                         4%
  Four or more                                     0%

For purposes of determining the withdrawal charge, the first year will elapse on the last day of the Certificate Year in which the Purchase Payment was received. Subsequent years will elapse on the last day of each subsequent Certificate Year.

Free Withdrawal Allowance:

The Free Withdrawal Allowance is an amount that may be withdrawn each Certificate Year without a withdrawal charge. This amount is calculated on the Issue Date and each Certificate Anniversary and is equal to 10% of remaining Purchase Payments subject to a withdrawal charge. On each Certificate Anniversary remaining Purchase Payments subject to a withdrawal charge are increased by Purchase Payments made and decreased by Purchase Payments withdrawn and applicable withdrawal charges since the last Certificate Anniversary. During the Certificate Year the Free Withdrawal Allowance is reduced by withdrawals from the Free Withdrawal Allowance and increased by 10% of Purchase Payments made since the last Certificate Anniversary.


8824

                              Certificate Schedule

Fixed Account

     A fixed account will be available for purchase payments and transfers of existing values. For premiums and transfers allocated to the fixed account, the initial interest rate is guaranteed through the end of the calendar month in which the purchase payment or transfer was made and for 12 additional calendar months thereafter. Subsequent fixed account interest rates are guaranteed for 12 calendar months.

     The interest rate will never be less than the minimum guaranteed interest rate.

     Minimum guaranteed interest rate:                   3.00%

Charges

Mortality and Expense Risk charge:                  [1.55%]

Administration charge:                              [0.15%]

The above annual charges will be assessed as a daily percentage on the Separate Account Certificate Value.

[Optional Enhanced Death Benefit rider charge:]     Option 1    [0.20%]
                                                    Option 2    [0.35%]

The Optional Enhanced Death Benefit rider charge applies to the Class 2 accumulation options. This charge does not apply to the Class 1 accumulation options.

Records Maintenance Charge:                         [$30] per contract year

     We will assess an annual records maintenance charge on each Certificate Anniversary and upon total withdrawal. However, if the Certificate Value is greater than or equal to [$50,000] on a Certificate Anniversary or date of total withdrawal, we will not assess the records maintenance charge on that Certificate Anniversary or date of total withdrawal. We will not assess this charge after the Annuity Date.

8824

                              Certificate Schedule

Market Value Adjustment Formula

         The Market Value Adjustment is determined by the application of the following formula:

         Market Value Adjustment
         = Guarantee Period Value x [[(l+I)/(1+J)]/T/365/-1]

         Where,

         I is the guaranteed interest rate being credited to the Guarantee Period Value subject to the Market Value Adjustment.

         J is the current interest rate declared by the Company as of the effective date of the application of the Market Value Adjustment, for current allocation to a Guarantee Period, the length of which is equal to the balance of the Guarantee Period for the Guarantee Period Value subject to the Market Value Adjustment, rounded to the next lower number of complete years.

         T is the number of days remaining in the Guarantee Period.

DEFINITIONS

ACCUMULATED GUARANTEE PERIOD VALUE - The sum of the Guarantee Period Values.

ACCUMULATION PERIOD - The period between the Issue Date and the Annuity Date.

ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of each Subaccount. Each Subaccount will have an Accumulation Unit for each combination of charges.

ADMINISTRATION CHARGE - A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unit value for a portion of Our administrative costs.

AGE - The attained age.

ANNIVERSARY VALUE - The Certificate Value calculated on each Certificate Anniversary during the Accumulation Period.

ANNUITANT - The person during whose lifetime the Annuity is to be paid. Joint Annuitants may be named under Non-qualified Certificates and any reference to Annuitant shall include joint Annuitants.

ANNUITY - A series of payments paid in accordance with this Certificate which begin on the Annuity Date.

ANNUITY DATE - The date on which this Certificate matures and Annuity payments begin. The original Annuity Date is stated in the Certificate Schedule.

ANNUITY PERIOD - The period that starts on the Annuity Date.

ANNUITY UNIT - An accounting unit of measure used to calculate the amount of Variable Annuity payments after the first Annuity payment.

CERTIFICATE - An individual Certificate which We issue to You as evidence of the rights and benefits under the Master Policy.

CERTIFICATE ANNIVERSARY - An anniversary of the Issue Date.

CERTIFICATE OWNER, OR OWNER - See "You, Your, Yours" below.

CERTIFICATE VALUE - The sum of the Fixed Account Certificate Value plus the Separate Account Certificate Value plus the Accumulated Guarantee Period Value.

CERTIFICATE YEAR - A one year period starting on the Issue Date and successive Certificate Anniversaries.

DEBT - The principal of any outstanding loan plus any accrued interest. Loans are available under certain Qualified Plans.

FIXED ACCOUNT - The General Account of KILICO to which an Owner may allocate all or a portion of Purchase Payments or Certificate Value.

FIXED ACCOUNT CERTIFICATE VALUE - The value of amounts allocated under the Certificate to the Fixed Account.

FIXED ANNUITY - An Annuity payment plan that does not vary as to dollar amount with investment experience.

FREE WITHDRAWAL ALLOWANCE - Amount of Purchase Payments subject to a withdrawal charge that may be withdrawn each Certificate Year without incurring a withdrawal charge as described in the Certificate Schedule.

FUND - An investment company or separate series thereof, in which the Subaccounts of the Separate Account invest.

GENERAL ACCOUNT - Our assets other than those allocated to the Separate Account, the non-unitized separate account or any other separate account.

L-8824                                                                    Page 1

GUARANTEE PERIOD - A period of time during which an amount is to be credited with a guaranteed interest rate, subject to a Market Value Adjustment prior to the end of the Guarantee Period. The Guarantee Periods initially offered are stated in the Certificate Schedule.

GUARANTEE PERIOD VALUE - The (1) Purchase Payments allocated or amounts transferred to a Guarantee Period; plus (2) interest credited; minus (3) withdrawals, previously assessed withdrawal charges and transfers; adjusted for
(4) any applicable Market Value Adjustment previously made.

ISSUE DATE - The Issue Date stated in the Certificate Schedule.

MARKET ADJUSTED VALUE - A Guarantee Period Value adjusted by the Market Value Adjustment formula prior to the end of a Guarantee Period.

MARKET VALUE ADJUSTMENT - An adjustment of Guarantee Period Values in accordance with the Market Value Adjustment formula prior to the end of the Guarantee Period. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the Guarantee Period commenced. The Market Value Adjustment formula is stated in the Certificate Schedule.

MORTALITY AND EXPENSE RISK CHARGE - A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unit value. It is for Our assumption of mortality risks and expense guarantees. This charge is shown in the Certificate Schedule.

NONQUALIFIED - This Certificate issued other than as a Qualified Plan.

PAYEE - A recipient of periodic payments under the Certificate.

PURCHASE PAYMENTS - The dollar amount We receive in U.S. currency to buy the benefits this Certificate provides.

QUALIFIED PLAN - A Certificate issued under a retirement plan which qualifies for favorable income tax treatment under Section 401, 403, 408, 408A, or 457 of the Internal Revenue Code as amended.

If this Certificate is issued under a Qualified Plan additional provisions may apply. The rider or amendment to this Certificate used to qualify it under the applicable section of the Internal Revenue Code will indicate the extent of change in the provisions.

RECORDS MAINTENANCE CHARGE - A charge assessed against Your Certificate as specified in the Certificate Schedule.

SEPARATE ACCOUNT - A unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 known as the KILICO Variable Annuity Separate Account.

SEPARATE ACCOUNT CERTIFICATE VALUE - The sum of the Subaccount Values of this Certificate on a Valuation Date.

SUBACCOUNTS - The subdivisions of the Separate Account, the assets of which consist solely of shares of the corresponding Fund portfolio.

SUBACCOUNT VALUE - The value of Your interest in each Subaccount.

VALUATION DATE - Each business day that applicable law requires that We value the assets of the Separate Account. Currently this is each day that the New York Stock Exchange is open for trading.

VALUATION PERIOD - The period that starts at the close of a Valuation Date and ends at the close of the next succeeding Valuation Date.

L-8824                                                                    Page 2

VARIABLE ANNUITY - An Annuity payment plan which varies as to dollar amount because of Subaccount investment experience.

WE, OUR, US - Kemper Investors Life Insurance Company, Schaumburg, Illinois.

YOU, YOUR, YOURS - The party(s) named as Owner unless later changed as provided in this Certificate. Under a Nonqualified Certificate when more than one person is named as Owner, the terms "You," "Your," "Yours," means joint Owners. The Owner may be changed during the lifetime of the Owner and prior to the Annuity Date. The Owner, prior to distribution of any death benefit, has the exclusive right to exercise every option and right conferred by this Certificate.



GENERAL PROVISIONS


The Entire Contract            The Master Policy, Master Policy Application, any
                               written application attached to the Certificate, and any endorsements and riders constitute the entire contract between the parties.

Modification of Contract       Only Our president, secretary and assistant
                               secretaries have the power to approve a change or waive any provisions of the Master Policy or this Certificate. Any such modifications must be in writing. No agent or person other than the officers named has the authority to change or waive the provisions of the Master Policy or this Certificate.

                               Upon notice to You, this Certificate may be modified by Us as is necessary to comply with any law or regulation issued by a governmental agency to which We or the Separate Account is subject or as is necessary to assure continued qualification of this Certificate under the Internal Revenue Code or other laws relating to retirement plans or annuities or as otherwise may be in Your best interest. In the event of a modification, We may make appropriate endorsement to this Certificate and We will obtain all required regulatory approvals.

Certificates                   We will issue an individual Certificate to each
                               Owner as evidence of his or her rights and benefits under the Master Policy.

Incontestability               We cannot contest this Certificate after it has
                               been in force for two years from the Issue Date.

Change of Annuity Date         You may write to Us prior to the death of an
                               Owner and the first Annuity payment date and request a change of the Annuity Date. The new
                               Annuity Date must not be earlier than the minimum
                               Annuity Date or beyond the maximum Annuity Date stated in the Certificate Schedule.

Assignment                     No assignment under this Certificate is binding
                               unless We receive it in writing. We assume no responsibility for the validity or sufficiency of any assignment. The rights of the Owner, Annuitant and beneficiary are subject to the assignment after it has been recorded by Us. Any claim is subject to proof of interest of the assignee.

Due Proof of Death             We must receive written proof of death of the
                               Owner when a death benefit is payable. The proof may be a certified death certificate, or any other proof satisfactory to Us.

Reserves, Certificate          All reserves are equal to or greater than those
Values and Death Benefits      required by statute. Any available Certificate
                               Value and death benefit are not less than the minimum benefits required by the statutes of the state in which the Certificate is delivered.

Non-Participating              This Certificate does not pay dividends. It will
                               not share in Our surplus or earnings.

Reports At least once each Certificate Year We will send You a statement showing Purchase Payments received, interest credited, investment experience, and charges made since the last report, as well as any other information required by statute.

L-8824                                                                    Page 3

Premium Taxes                  We will make a deduction for state premium taxes
                               in certain situations. On any Certificate subject to premium tax, as provided under applicable law, the tax will be deducted from: a. the Purchase
                               Payments when We receive them; b. the Certificate
                               Value upon total withdrawal; or c. from the total
                               Certificate Value applied to any Annuity option at the time Annuity payments start. In no event will an amount be deducted for premium taxes before the Company has incurred a tax liability under applicable state law.

Creditors                      The proceeds of this Certificate and any payment
                               under an Annuity option will be exempt from the claims of creditors and from legal process to the extent permitted by law.



OWNER, BENEFICIARY AND ANNUITANT PROVISIONS


Owner Before the Annuity Date and prior to the death of an Owner, You may exercise every option and right conferred by this Certificate including the right of assignment. The joint Owners must agree to the exercise of any option or right if more than one Owner is named.

Change of Ownership            You may change the Certificate Owner by written
                               request before the Annuity Date and prior to the death of an Owner. You must furnish information sufficient to clearly identify the new Owner to Us. The change is subject to any existing assignment of this Certificate. After We receive the change, it will take effect on the date the written notice is signed. However, any action taken by Us before the change is recorded by Us remains in effect. Any change is subject to the payment of any proceeds. We may require You to return this Certificate to Us for endorsement of a change.

Beneficiary Designation and    The beneficiary initially designated is shown in
Change of Beneficiary          the Certificate Schedule. In the case of joint
                               owners, the surviving joint Owner is
                               automatically the primary beneficiary of any death benefit resulting from the death of a joint
                               Owner. You may change the beneficiary if You send
                               Us written notice in a form acceptable to Us.
                               Changes are subject to the following conditions:

                               1. Prior to the Annuity Date the change must be filed while You are alive;

                               2. After the Annuity Date the change must be filed while You and the Annuitant(s) are alive;

                               3. This Certificate must be in force at the time You file a change;

                               4. Such change must not be prohibited by the terms of an existing assignment, beneficiary designation or other restriction;

                               5. After We receive the change, it will take effect on the date the written notice was signed. However, any action taken by Us before the change form is recorded by Us will remain in effect;

                               6.  The request for change must provide
                                   information sufficient to identify the new beneficiary; and

                               7. In the case of joint Owners, the designation of a beneficiary other than the surviving joint Owner(s) will be deemed to be a contingent beneficiary(s).

                               We may require You to return this Certificate to Us for endorsement of a change.

Death of Beneficiary           The interest of a beneficiary who dies before the
                               distribution of the death benefit will pass to the other beneficiaries, if any, share and share alike, unless otherwise provided in the beneficiary designation. If no beneficiary survives or is named, the distribution will be made to Your estate when the You die.

L-8824                                                                    Page 4

Annuitant

                               The initial Annuitant is shown in the Certificate Schedule. Prior to the Annuity Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant. If the Annuitant dies, the youngest Owner will become the new Annuitant unless a new Annuitant is otherwise named. Upon the death of an Annuitant prior to the Annuity Date, a death benefit is not paid unless the Owner is a non-natural person.



PURCHASE PAYMENT PROVISIONS


Purchase Payment               The Minimum Initial Purchase Payment, subsequent
Limitations                    Purchase Payment, and maximum total Purchase
                               Payment limits are shown in the Certificate
                               Schedule.

                               The minimum initial allocation or transfer to a Guarantee Period, Fixed Account, or to a Subaccount is shown in the Certificate Schedule.

                               We reserve the right to waive or modify these limits and to aggregate multiple Certificates with the same Owner and/or Annuitants in applying these limits. We also reserve the right to not accept any Purchase Payment.

Place of Payment               All Purchase Payments under this Certificate must
                               be paid to Us at Our home office or such other location as We may select. We will notify You and any other interested parties in writing of such other locations. Purchase Payments received by an agent will not be considered received by Us.



FIXED ACCOUNT PROVISIONS


Fixed Account                  The Fixed Account Certificate Value includes:
Certificate Value
                               1.  Your Purchase Payments allocated to the Fixed
                                   Account; plus

                               2.  amounts transferred to the Fixed Account;
                                   plus

                               3.  interest credited; minus

                               4. withdrawals, previously assessed withdrawal charges and transfers from the Fixed Account, minus

                               5.  any applicable portion of the Records
                                   Maintenance Charge.

                               The initial Fixed Account interest rate credited to the initial Purchase Payment is shown in the Certificate Schedule and is in effect through the period also shown in the Certificate Schedule. We will declare the Fixed Account interest rate applicable to the initial Purchase Payment for each subsequent interest rate period at the beginning of each subsequent interest rate period shown in the Certificate Schedule.

                               We will declare the Fixed Account interest rate with respect to each subsequent Purchase Payment or transfer received. Any such Purchase Payment or transfer We receive will be credited that rate through the end of the interest rate period shown in the Certificate Schedule. We will declare the Fixed Account interest rate applicable to each subsequent Purchase Payment or transfer for each subsequent interest rate period at the beginning of each subsequent interest rate period.

                               We reserve the right to declare the Fixed Account current interest rate(s) based upon the Issue Date, the date We receive a Purchase Payment or the date of account transfer.

                               We calculate the interest credited to the Fixed Account by compounding daily, at daily interest rates, rates that would produce at the end of 12 months a result identical to the one produced by applying an annual interest rate.

                               The minimum guaranteed Fixed Account interest rate is shown in the Certificate Schedule.

L-8824                                                                    Page 5

GUARANTEE PERIOD PROVISIONS


Guarantee Period               We hold all amounts allocated to a Guarantee
                               Period in a non-unitized separate account. The non-unitized separate account may also hold amounts from other contracts and certificates we issue. The assets of this separate account equal to the reserves and other liabilities of this separate account will not be charged with liabilities arising out of any other business we may conduct. The initial Guarantee Periods available under this Certificate are shown in the Certificate Schedule.

Guarantee Period Value         On any Valuation Date, the Guarantee Period Value
                               includes:

                               1.  Your Purchase Payments allocated to the
                                   Guarantee Period; plus

                               2. amounts transferred to the Guarantee Period; plus

                               3.  interest credited; minus

                               4. withdrawals, previously assessed withdrawal charges and transfers from the Guarantee Period; minus

                               5.  any applicable portion of the Records
                                   Maintenance Charge; adjusted for

                               6.  any applicable Market Value Adjustment
                                   previously made.


                               The Guarantee Period(s) initially elected and the interest rate(s) initially credited are shown in the Certificate Schedule. The initial interest rate credited to subsequent Purchase Payments or transfers will be declared at the time the payment is received. At the end of a Guarantee Period, We will declare a guaranteed interest rate applicable for the next subsequent Guarantee Period.

                               We calculate the interest credited to the Guarantee Period Value by compounding daily, at daily interest rates, rates which would produce at the end of 12 months a result identical to the one produced by applying an annual interest rate.

Market Value                   The Market Value Adjustment formula is stated in
Adjustment                     the Certificate Schedule. This formula is
                               applicable for both an upward and downward adjustment to a Guarantee Period Value when, prior to the end of a Guarantee Period, such value is:

                               1.  taken as a total or partial withdrawal;

                               2.  applied to purchase an Annuity option; or

                               3. transferred to another Guarantee Period, the Fixed Account, or a Subaccount.

                               However, a Market Value Adjustment will not be applied to any Guarantee Period Value transaction effected within 30 days after the end of the applicable Guarantee Period.



VARIABLE ACCOUNT PROVISIONS


Separate Account               The variable benefits under this Certificate are
                               provided through the KILICO Variable Annuity
                               Separate Account. The Separate Account is registered with the Securities and Exchange
                               Commission as a unit investment trust under the Investment Company Act of 1940. It is a separate investment account maintained by Us into which a portion of Our assets has been allocated for this Certificate and may be allocated for certain other contracts and certificates we issue.

Liabilities of the             The assets equal to the reserves and other
Separate Account               liabilities of the Separate Account will not be
                               charged with liabilities arising out of any other business We may conduct. We will value the assets of the Separate Account on each Valuation Date.

Subaccounts                    The Separate Account consists of multiple
                               Subaccounts. We may from time to time, combine or remove Subaccounts in the Separate Account and establish additional Subaccounts of the Separate
                               Account. In such event, We may permit You to select other Subaccounts under the Certificate.
                               However, the right to select any other Subaccount is limited by the terms and conditions We may impose on such transactions.

L-8824                                                                    Page 6

Fund Each Subaccount of the Separate Account will buy shares of a Fund or a separate series of a Fund. Each Fund is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Each series of a Fund represents a separate investment portfolio which corresponds to one of the Subaccounis of the Separate Account.

                               If We establish additional Subaccounts, each new Subaccount will invest in a new series of a Fund or in shares of another investment company. We may also substitute other investment companies.

Rights Reserved by             We reserve the right, subject to compliance with
the Company                    the current law or as it may be changed in the
                               future:

                               1. To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

                               2. To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940 or to comply with any other applicable law;

                               3. To transfer any assets in any Subaccount to another Subaccount or to one or more Separate Accounts, or the General Account, or to add, combine or remove Subaccounts in the Separate Account;

                               4. To delete the shares of any of the portfolios of a Fund or any other open-end investment company and to substitute, for the Fund shares held in any Subaccount, the shares of another portfolio of a Fund or the shares of another investment company or any other investment permitted by law; and

                               5. To change the way We assess charges, but not to increase the aggregate amount above that currently charged to the Separate Account and the Funds in connection with this Certificate.

                               When required by law, We will obtain Your approval of such changes and the approval of any regulatory authority.

Accumulation Unit Value        Each Subaccount has an Accumulation Unit value
                               for each combination of charges. When Purchase
                               Payments or other amounts are allocated to a Subaccount, a number of units are purchased based on the relevant Accumulation Unit value of the Subaccount at the end of the Valuation Period during which the allocation is made. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner. The value of a Subaccount on any Valuation Date is the number of units held in the Subaccount times the relevant Accumulation
                               Unit value on that Valuation Date.

                               An Accumulation Unit value for each subsequent Valuation Period is the relevant investment experience factor for that period multiplied by the Accumulation Unit value for the period immediately preceding. The Accumulation Unit values for each Valuation Period are applied to each day in a Valuation Period. The number of Accumulation Units will not change as a result of investment experience; however, adding, deleting or modifying a rider for this Certificate will result in a change in the number of Accumulation Units.

Investment Experience          Each Subaccount has an investment experience
Factor                         factor for each combination of charges. The
                               investment experience factor of a Subaccount for a combination of charges for a Valuation Period is determined by dividing 1. by 2. and subtracting 3. from the result, where:

                               1.  is the net result of:

                                   a.  the net asset value per share of the
                                       investment held in the Subaccount
                                       determined at the end of the current
                                       Valuation Period; plus

                                   b.  the per share amount of any dividend or
                                       capital gain distributions made by the
                                       investments held in the Subaccount, if
                                       the "ex-dividend" date occurs during the current Valuation Period; plus or minus

                                   c. a credit or charge for any taxes reserved for the current Valuation Period which We determine resulted from the investment operations of the Subaccount;

                               2.  is the net asset value per share of the
                                   investment held in the Subaccount, determined at the end of the last Valuation Period;

                               3. is the factor representing the sum of the Separate Account charges currently applicable for the number of days in the Valuation Period.

L-8824                                                                    Page 7

TRANSFER AND WITHDRAWAL PROVISIONS


Transfers During the           Transfers may be made among the Subaccounts,
Accumulation Period            Guarantee Periods and the Fixed Account subject
                               to the following conditions:

                               1. The minimum amount which may be transferred is the Minimum Subsequent Account Allocation stated in the Certificate Schedule or, if smaller, the remaining value in the Fixed Account or a Subaccount or Guarantee Period.

                               2.  No partial transfer will be made if the
                                   remaining value of the Fixed Account,
                                   Subaccount, or Guarantee Period will be less than the Minimum Initial Account Allocation stated in the Certificate Schedule.

                               3. No transfer may be made within seven calendar days of the date on which the first Annuity payment is due.

                               4. We reserve the right to impose a 15 calendar day waiting period between transfers for any transfer in excess of 12 in a Certificate Year.

                               5.  We reserve the right to assess a $10.00
                                   charge for each transfer in excess of 12 in a Certificate Year.

                               6.  Any transfer from a Guarantee Period is
                                   subject to a Market Value Adjustment unless the transfer is effected within thirty days after the end of the applicable Guarantee Period.

                               Any transfer request must clearly specify:

                               1.  the amount which is to be transferred; and

                               2.  the names of the accounts which are affected.

                               For the Fixed Account and Guarantee Period accounts, We will transfer Purchase Payments and all related accumulation received in a given Certificate Year, in the chronological order We receive them.

                               We reserve the right at any time and without notice to any party, to terminate, suspend, or modify these transfer rights.

Withdrawals During the         During the Accumulation Period, You may withdraw
Accumulation Period            all or part of the Certificate Value reduced by
                               any withdrawal charge, Debt and applicable premium taxes, and adjusted by any applicable
                               Market Value Adjustment.

                               Withdrawals are subject to all of the following conditions:

                               1. You must return the Certificate to Us if You elect a total withdrawal.

                               2. Each withdrawal must be at least $500 or the value that remains in the Fixed Account, Subaccount or Guarantee Period if smaller.

                               3. The Minimum Subsequent Account Allocation stated in the Certificate Schedule must remain in the account after You make a withdrawal unless the account is eliminated by such withdrawal.

                               4.  We must receive a written request that
                                   indicates the amount of the withdrawal from the Fixed Account and each Subaccount and Guarantee Period.

                               5.  Withdrawals will reduce each investment
                                   option on a proportional basis unless You direct Us otherwise.

                               6. Withdrawals will first reduce Your Purchase Payments in the chronological order in which they were received and then reduce any earnings.

                               7. If a partial withdrawal would reduce the Certificate Value to less than the Minimum Certificate Value after a Partial Withdrawal stated in the Certificate Schedule, the partial withdrawal will be processed as a total withdrawal.

L-8824                                                                    Page 8

Withdrawal Charges             Withdrawal charges are shown in the Certificate
                               Schedule. For purposes of calculating Withdrawal
                               Charges, We will assume that amounts are withdrawn in the following order:

                               1. Purchase Payments no longer subject to a Withdrawal Charge,

                               2.  Free Withdrawal Allowance,

                               3. Purchase Payments in chronological order in which they were received,

                               4.  Earnings.

Transfer and Withdrawal        We will withdraw or transfer from the Fixed
Procedures                     Account or Guarantee Periods as of the Valuation
                               Date that follows the date We receive the Owner's written or telephone transfer request. To process a withdrawal, the request must contain all required information.

                               We will redeem the necessary number of
                               Accumulation Units to achieve the dollar amount when the withdrawal or transfer is made from a Subaccount. We will reduce the number of Accumulation Units credited in each Subaccount by the number of Accumulation Units redeemed. The reduction in the number of Accumulation Units is determined based on the Accumulation Unit value at the end of the Valuation Period when We receive the request, provided the request contains all required information. We will pay the withdrawal amount within seven calendar days after the date We receive the request, except as provided below.

Deferment of Withdrawal        If the withdrawal or transfer is to be made from
or Transfer                    a Subaccount, We may suspend the right of
                               withdrawal or transfer or delay payment more than seven calendar days:

                               1. during any period when the New York Stock Exchange is closed other than customary weekend and holiday closings;

                               2. when trading in the markets normally utilized is restricted, or an emergency exists as determined by the Securities and Exchange Commission, so that disposal of investments or determination of the Accumulation Unit value is not practical; or

                               3. for such other periods as the Securities and Exchange Commission by order may permit for protection of Owners.

                               We may defer the payment of a withdrawal or transfer from the Fixed Account or Guarantee Periods, for the period permitted by law. This can never be more than six months after the Owner sends Us a written request. During the period of deferral, We will continue to credit interest, at the then current interest rate(s), to the Fixed Account Certificate Value and/or each Guarantee Period Value.

DEATH BENEFIT PROVISIONS

Amount Payable                 When a death benefit is payable We will pay the
Upon Death                     greater of 1. or 2. below, less Debt.

                               1. the Certificate Value, excluding any negative but including any positive market value adjustment.

                               2. the total amounts of purchase payments, less previous Purchase Payments withdrawn and withdrawal charges.

                               We compute the Certificate Value at the end of the Valuation Period following our receipt of due proof of death and the return of this Certificate. We compute 2. above as of Your date of death.

Payment of Death               A death benefit will be paid to the beneficiary
Benefits During the            upon the death of the Owner, or a joint Owner,
Accumulation Period            during the Accumulation Period. If the
                               Certificate Owner is a non-natural person, a death benefit will be paid to the beneficiary upon the death of an Annuitant prior to the Annuity Date.

                               We will pay the death benefit to the beneficiary after We receive due proof of death. We will then have no further obligation under this Certificate.


L-8824                                                                    Page 9

                               The entire interest in this Certificate must be distributed within five years from the date of death unless it is applied under an Annuity Option or the spouse continues this Certificate as described below.

                               The beneficiary may elect to have the death benefit be distributed as stated in Annuity Period Provisions Option 1 provided the beneficiary's life expectancy is not less than 10 years; or Options 2 or 3 as described in the Annuity Period Provisions of this Certificate, based on the life expectancy of the beneficiary as prescribed by federal regulations unless You have restricted the right to make such an election. The beneficiary must make this choice within sixty days of the time We receive due proof of death, and distributions must commence within one year of the date of death.

                               If the beneficiary is a non-natural person, the beneficiary must elect that the entire death benefit be distributed within five years of the date of death.

Spousal Continuation           If this Certificate was issued as a Nonqualified
                               Plan or an Individual Retirement Annuity ("IRA") and Your spouse is the primary beneficiary when
                               You die, Your surviving spouse may elect to be the successor Owner of this Certificate. This is known as a Spousal Continuation. In such a case, no death benefit will be payable upon your death.

                               Upon Your death, Your surviving spouse may continue this Certificate thereby waiving claim to the death benefit otherwise payable. Electing to continue this Certificate under the Spousal Continuation provision of this Certificate will affect how the charges and benefits under this Certificate and applicable endorsements are calculated or determined.

                               If a Spousal Continuation is elected, the Certificate Value will be adjusted to equal the amount otherwise payable as a death benefit under this Certificate subject to the following:

                               A. The Certificate Value will be adjusted to equal the amount of the death benefit. If the death benefit otherwise payable exceeds the Certificate Value one day prior to the date of continuance, such excess will be credited to the money market Subaccount listed in the Certificate Schedule. This amount may subsequently be transferred from the money market Subaccount to other options under this Certificate.

                               B.  Upon the death of Your surviving spouse
                                   before the Annuity Date, the amount of the death benefit payable will be determined as if: (1) the Certificate was issued on the date of continuance; (2) the Certificate Value applied on the date of continuance resulted from our receipt of an initial Purchase Payment,

                               C.  Withdrawal charges will not apply to
                                   withdrawals made from the Certificate Value credited on the date of continuance. Withdrawal Charges will apply to Purchase Payments made after the date of continuance.

                               D. This Certificate may not be continued under a subsequent Spousal Continuation.

                               We may make certain riders available to the surviving spouse at the time of continuance.

ANNUITY PERIOD PROVISIONS

Annuity Options                You may annuitize this Certificate under one of
                               the following Annuity options:

Option 1                       We will make monthly payments for 10 years.
Fixed Installment Annuity

Option 2                       We will make monthly payments while the Annuitant
Life Annuity                   is alive.

Option 3                       We will make monthly payments for a 10 year
Life Annuity with              certain period and thereafter while the Annuitant
Installments Guaranteed        is alive.

L-8824                                                                   Page 10

Option 4                       We will pay the full monthly income while both
Joint and                      Annuitant(s) are alive. Upon the death of either
Survivor Annuity               Annuitant, We will continue to pay a percentage
                               of the original monthly payment. The percentage payable must be selected at the time the Annuity option is chosen. The percentages available are 50%, 66 2/3%, 75% and 100%.

Option 5                       We will make monthly payments for a 10 year
Joint and Survivor             certain period and thereafter while the
Annuity with                   Annuitants are alive.
Installments Guaranteed

Other Options                  We may make other Annuity options available.

Commutability                  For annuitizations under the Fixed and Variable
                               Annuity options with a 10 year certain period, You may elect a commutable Annuity option. You must make this election prior to the Annuity
                               Date. Under the commutable Annuity option, partial lump sum payments are available during the certain period.

                               Lump sum payments are available once each year following the Annuity Date and may not be elected until 13 months after annuitization has started.

                               You may elect to receive a partial lump sum payment of the present value of the remaining payments in the period certain subject to the restrictions described below. If a partial lump sum payment is elected, the remaining payments in the period certain will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the period certain prior to the withdrawal. If the Annuitant is living after the period certain is over, payments will resume without regard to any lump sum payments made during the certain period.

                               Each time that a partial lump sum payment is made, We will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. The sum of these percentages over the life of the Certificate cannot exceed 75% for Nonqualified Certificates, or 100% for Certificates issued under a Qualified Plan.

                               In determining the amount of the lump sum payment that is available, the present value of the remaining installments in the certain period will be calculated based on the applicable interest rate.

                               For a Fixed Annuity option the applicable interest rate is the greater of:

                               (a) the ten year treasury constant maturity plus 3%, and

                               (b)  the rate used to determine the initial
                                    payment plus 2%.

                               For a Variable Annuity option the applicable interest rate is the assumed investment rate plus 2%.

                               The amount of each payment for purposes of determining the present value of any variable installments will be the payment next scheduled after the request for commutation is received.

                               The terms for the commutability of an Annuity option under any Certificate rider are specified in the rider.

Election of Annuity Option     We must receive an election of an Annuity option
                               in writing. You may make an election on or before the Annuity Date provided the Annuitant is alive.

                               A subsequent change of beneficiary, or an assignment of this Cenificate will revoke an election unless the assignment provides otherwise.

L-8824                                                                   Page 11

                               Upon election of an Annuity option, We agree to pay the Owner on the payment due dates as stated in the specifications page of the supplementary agreement. The Owner may direct Us, in writing, to make payments to another person. An option cannot be changed after the first Annuity payment is made. If the total Certificate Value is applied under one of the Annuity options, this Certificate must be surrendered to Us.

                               If an Annuity option is not elected by the Annuity Date, an Annuity will be paid under Option 3 if there is one Annuitant on the Annuity Date and Option 5 if there are joint Annuitants on the Annuity Date.

Electing a Fixed or            You may elect a Fixed Annuity, a Variable Annuity
Variable Annuity Option        or a combination of both. The portion of the
                               Certificate Value You elect to be paid as a Fixed
                               Annuity, if any, will be transferred to Our
                               General Account. We must receive your Fixed and Variable allocation election in writing at least seven days prior to the Annuity Date. If We do not receive notification from You, all the Certificate Value will be paid to You as a Fixed
                               Annuity.

                               If your allocation includes a Variable Annuity payment, payments will reflect the investment performance of the Subaccounts in accordance with the allocation on the Annuity Date. Allocations will not be changed thereafter, except as provided in the Transfers Between Subaccounts section.

                               Payments for all options are derived from the applicable tables. Current Annuity rates will be used if they produce greater payments than those quoted in the Certificate. The age in the tables is the Age of the Annuitant on the last birthday before the first payment is due.

                               The option selected must result in a payment that is at least equal to Our minimum payment, according to Our rules, at the time the Annuity option is chosen. If at any time the payment is less than the minimum payment. We have the right to increase the period between payments to quarterly, semi-annual or annual so that the payment is at least equal to the minimum payment or to make payment in one lump sum.

Fixed Annuity                  The portion of the Certificate Value You
                               elected to have paid to you as a Fixed Annuity less any withdrawal charge, charges for other benefits, and Records Maintenance Charge will be used to determine the Fixed Annuity monthly payment in accordance with the Annuity option selected. Any Accumulated Guarantee Period Values will be adjusted for any applicable Market Value
                               Adjustment as well.

Variable Annuity               The portion of the Certificate Value You elect to
                               have paid to you as a Variable Annuity is first reduced by any withdrawal charge, charges for other benefits, and Records Maintenance Charge.
                               The value that remains is used to determine the first monthly Annuity payment. The first monthly
                               Annuity payment is based on the guaranteed
                               Annuity option shown in the Annuity Option Table.

                               The dollar amount of subsequent payments may increase or decrease depending on the investment experience of each Subaccount to which Certificate Value is allocated. You may not have more than three Subaccounts at one time. The number of Annuity Units per payment will remain fixed for each Subaccount unless a transfer is made. If a transfer is made, the number of Annuity Units per payment will change. Some Annuity options provide for a reduction in the income level upon the death of an Annuitant, which will reduce the number of Annuity units.

L-8824                                                                   Page 12

                               The number of Annuity Units for each Subaccount is calculated by dividing a. by b. where:

                               a. is the amount of the monthly payment that can be attributed to that Subaccount; and

                               b. is the Annuity Unit value for that Subaccount at the end of the Valuation Period.

                               The Valuation Period includes the date on which the payment is made.

                               Monthly Annuity payments, after the first payment, are calculated by summing up, for each Subaccount, the product of a. multiplied by b. where:

                               a. is the number of Annuity Units per payment in each Subaccount; and

                               b. is the Annuity Unit value for that Subaccount at the end of the Valuation Period.

Annuity Unit Value             The Valuation Period includes the date on which
                               the payment is made. The value of an Annuity Unit for each Subaccount at the end of any Valuation
                               Period is determined by the result of a.
                               multiplied by b. by c. where:

                               a. is the Annuity Unit value for the immediately preceding Valuation Period; and

                               b. is the net investment experience factor for the Valuation Period for which the Annuity Unit value is being calculated; and

                               c.  is the interest factor of.99993235 per
                                   calendar day of such subsequent Valuation
                                   Period to offset the effect of the assumed rate of [2.50%] per year used in the Annuity Option Table. A different interest rate factor will be used if an assumed rate other than [2.50%] is used in the Annuity Option Table.

Basis of Annuity Options       The guaranteed monthly payments are based on an
                               interest rate of [2.50%] per year and, where mortality is involved, the ["Annuity 2000 Table" developed by the Society of Actuaries projected using Scale G to the year 2015.] We may also make available available Variable Annuity payment options based on assumed investment rates other than [2.50%], but not greater than 5.00%.

Withdrawal Charge              Upon annuitization, a withdrawal charge will be
Upon Annuitization             applied as shown in the Certificate Schedule
                               after application of any applicable Market Value
                               Adjustment. The withdrawal charge is waived when the Owner elects an Annuity option which provides either an income benefit period of ten years or more or a benefit under which payment is contingent on the life of the Annuitant(s).

Transfers Between              During the Annuity Period, You may make transfers
Subaccounts                    between Subaccounts subject to the following:

                               1. You must send Us written notice in a form satisfactory to Us.

                               2. Transfers between Subaccounts are prohibited during the first year of the Annuity Period; subsequent transfers are limited to one per year.

                               3. You may not have more than three Subaccounts at any time.

                               4. At least $5,000 of Annuity Unit value must be transferred from a Subaccount, unless the transfer will eliminate Your interest in the SubaccounL.

                               5. At least $5,000 of Annuity Unit value must remain in the Subaccount after a transfer, unless the transfer will eliminate Your interest in the Subaccount.

L-8824                                                                   Page 13

                              6. If We receive notice of a transfer between Subaccounts more than seven (7) days before an Annuity payment date, the transfer is effective during the Valuation Period after the date We receive the notice.

                              7. If We receive notice of a transfer between Subaccounts less than seven (7) days before an Annuity Payment date, the transfer is effective during the Valuation Period after the Annuity Payment date.

                              We reserve the right at any time and without notice to any party to terminate, suspend or modify these transfer privileges.

                              When a transfer is made between Subaccounts, the number of Annuity Units per payment attributable to a Subaccount to which the transfer is made is equal to a. multiplied by b. divided by c., where:

                              a. is the number of Annuity Units per payment in the Subaccount from which the transfer is being made;

                              b. is the Annuity Unit value for the Subaccount from which the transfer is being made; and

                              c. is the Annuity Unit value for the Subaccount to which the transfer is being made.

Conversion from a             During the Annuity Period, You may convert Fixed
Fixed Annuity Payment         Annuity payments to Variable Annuity payments
                              subject to the following:

                              1. You must send Us written notice in a form satisfactory to Us.

                              2. At least $30,000 of annuitv reserve value must be transferred from Our General Account, unless the transfer will eliminate the annuity reserve value.

                              3. At least $30,000 of annuity reserve value must remain in Our General Account after a transfer, unless the transfer will eliminate the annuity reserve value.

                              4. Conversions from a Fixed Annuity payment are available only on an anniversary of the Annuity Date.

                              5. We must receive notice at least thirty (30) days prior to the anniversary.

                                    We reserve the right at any time and without notice to any party to terminate, suspend or modify these conversion privileges.

                                    When a conversion is made from a Fixed
                                    Annuity payment to a Variable Annuity
                                    payment, the number of Annuity Units per payment attributable to a Subaccount to which the conversion is made is equal to a. divided by b. divided by c., where:

                              a. is the annuity reserve being transferred from Our General Account;

                              b. is the Annuity Unit value for the Subaccount to which the transfer is being made; and

                              c. is the present value of $1.00 per payment period using the attained Age(s) of the Annuitant(s) and any remaining payment that may be due at the time of the transfer.

                                    The annuity reserve value equals the present value of the remaining Fixed Annuity payments using the same interest and mortality basis used to calculate the Fixed Annuity payments.

                                    Money converted to a Variable Annuity
                                    payment will be applied under the same
                                    Annuity option as originally selected.

L-8824                                                                  Page 14

Conversion to a               During the Annuity Period, You may convert
Fixed Annuity Payment         Variable Annuity payments to Fixed Annuity
                              payments subject to the following:

                              1. You must send Us written notice in a form satisfactory to Us.

                              2. At least $30,000 of Annuity Unit value must be transferred to Our General Account from the Subaccounts.

                              3. At least $5,000 of Annuity Unit value must remain in a Subaccount after a transfer, unless the transfer will eliminate Your interest in the Subaccount.

                              4. Conversions to a Fixed Annuity payment are available only on an anniversary of the Annuity Date.

                              5. We must receive notice at least thirty (30) days prior to the anniversary.

                              We reserve the right at any time and without notice to any party to terminate, suspend or modify these conversion privileges.

                              When a conversion is made from a Variable Annuity payment to a Fixed Annuity payment, the number of Annuity Units per payment attributable to a Subaccount from which the conversion is made is the product of a. multiplied by b. multiplied by c., where:

                              a. is the number of Annuity Units representing Your interest in such Subaccount per Annuity payment;

                              b.    is the Annuity Unit value for such
                                    Subaccount; and

                              c. is the present value of $1.00 per payment period using the attained Age(s) of the Annuitant(s) and any remaining payment that may be due at the time of the transfer.

                              Money converted to a Fixed Annuity payment will be applied under the same Annuity option as originally selected.

Payment of Death              If an Annuitant dies after the Annuity Date, the
Benefits During the           death benefit, if any, will depend on the Annuity
Annuity Period                option in effect.

                              If an Owner, who is not also an Annuitant, dies after the Annuity Date, the following provisions apply:

                              1.    If the Owner was the sole Owner, the
                                    remaining Annuity payments will be payable to the beneficiary in accordance with the Annuity option in effect. The beneficiary will become the Owner.

                              2. If the Certificate has joint Owners, the Annuity payments will be payable to the surviving joint Owner in accordance with the terms of the Annuity option in effect. Upon the death of the surviving joint Owner, the beneficiary becomes the Owner.

Disbursement Upon             When the Annuitant or surviving joint Annuitant
Death of Annuitant:           dies, We will automatically continue any unpaid
Under Options 1, 3, or 5      installments for the remainder of the certain
                              period under Option 1, Option 3 or Option 5 to the
                              Payee. However, if You elect within 60 days of Our receipt of due proof of death, We will pay a commuted value of the remaining payments of the certain period. In determining the commuted value, the present value of the remaining payments in the certain period will be calculated based on the applicable interest rate.

L-8824                                                                  Page 15

                              For a Fixed Annuity option the applicable interest rate is the greater of:

                              (a) the ten year treasury constant maturity plus 3%, and

                              (b)   the rate used to determine the initial
                                    payment plus 2%.

                              For a Variable Annuity option the applicable interest rate is the assumed investment rate plus 2%.

                              The amount of each payment for purposes of determining the present value of any variable installments will be determined by applying the Annuity Unit value next determined following Our receipt of due proof of death.

Supplementary                 A supplementary agreement will be issued to
Agreement                     reflect payments that will be made under an
                              Annuity option.

Date of First Payment         Interest, under an Annuity option, will start to
                              accrue on the effective date of the supplementary agreement. The supplementary agreement will provide details on the payments to be made.

Evidence of Age, Sex          We may require satisfactory evidence of the Age,
and Survival                  sex and the continued survival of any person and
                              Survival on whose life the income is based.

Misstatement of Age           If the Age or sex of the Annuitant has been
or Sex                        misstated, the amount payable under the
                              Certificate will be such as the Purchase Payments sent to Us would have purchased at the correct Age or sex. Interest not to exceed 6% compounded each year will be charged to any overpayment or credited to any underpayment against future payments We may make under this Certificate.

L-8824                                                                  Page 16

                              ANNUITY OPTION TABLE

           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

Option One - Fixed Installment Annuity

Number
of years         Monthly
selected         Payment

   10             9.39

Options Two and Three - Life Annuity With Installments Guaranteed

Age of      Monthly Payments Guaranteed     Age of   Monthly Payments Guaranteed
Male                                        Female
Payee                                       Payee
              None        120                                None      120

55            4.00       3.96               55               3.71      3.70
56            4.08       4.04               56               3.78      3.76
57            4.17       4.12               57               3.86      3.83
58            4.26       4.21               58               3.93      3.91
59            4.36       4.30               59               4.02      3.99
60            4.46       4.40               60               4.10      4.07
61            4.57       4.50               61               4.20      4.16
62            4.69       4.60               62               4.29      4.25
63            4.81       4.71               63               4.40      4.35
64            4.95       4.83               64               4.51      4.45
65            5.09       4.95               65               4.63      4.56
66            5.24       5.08               66               4.75      4.68
67            5.41       5.22               67               4.89      4.80
68            5.58       5.36               68               5.03      4.93
69            5.76       5.50               69               5.19      5.06
70            5.96       5.65               70               5.36      5.21
71            6.17       5.81               71               5.54      5.36
72            6.39       5.97               72               5.73      5.52
73            6.62       6.13               73               5.94      5.69
74            6.88       6.30               74               6.17      5.86
75            7.14       6.47               75               6.41      6.04
76            7.43       6.65               76               6.68      6.23
77            7.73       6.83               77               6.96      6.42
78            8.06       7.01               78               7.26      6.62
79            8.41       7.18               79               7.59      6.82
80            8.79       7.36               80               7.95      7.02
81            9.19       7.54               81               8.34      7.23
82            9.62       7.71               82               8.76      7.43
83           10.08       7.88               83               9.21      7.62
84           10.57       8.04               84               9.71      7.81
85           11.10       8.20               85              10.24      8.00

Option Four - Joint and 100% Survivor Annuity

Age of                                         Age of Female Payee
Male
Payee      55               60              65               70              75               80              85
55        3.38             3.53            3.67             3.77            3.86             3.91            3.95
60        3.48             3.68            3.88             4.06            4.20             4.30            4.37
65        3.56             3.81            4.08             4.35            4.59             4.77            4.91
70        3.62             3.92            4.26             4.63            4.99             5.32            5.57
75        3.65             3.99            4.39             4.87            5.39             5.90            6.34
80        3.68             4.03            4.49             5.05            5.73             6.46            7.18
85        3.69             4.06            4.55             5.18            5.99             6.96            8.01

Option Five - Joint and 100% Survivor Annuity with Installments Guaranteed for 10 years

Age of                                         Age of Female Payee
Male
Payee      55               60              65               70              75               80              85
55        3.38             3.53            3.66             3.77            3.85             3.91            3.94
60        3.48             3.68            3.88             4.05            4.19             4.29            4.35
65        3.56             3.81            4.08             4.34            4.57             4.74            4.86
70        3.61             3.91            4.25             4.61            4.96             5.26            5.46
75        3.65             3.98            4.38             4.84            5.33             5.78            6.13
80        3.67             4.03            4.47             5.01            5.63             6.26            6.78
85        3.69             4.05            4.52             5.12            5.84             6.63            7.34

Rates for ages not shown here will be provided upon request.

L-8824                                                                  Page 17

GROUP FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY CERTIFICATE

NON-PARTICIPATING

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CERTIFICATE, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED
AS TO DOLLAR AMOUNT. REFER TO THE VARIABLE ACCOUNT AND ANNUITY PERIOD PROVISIONS FOR A DETERMINATION OF ANY VARIABLE BENEFITS.

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CERTIFICATE, WHEN BASED ON GUARANTEE PERIOD VALUES, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE MARKET VALUE ADJUSTMENT FORMULA STATED IN THE CERTIFICATE SCHEDULE.

READ YOUR CERTIFICATE CAREFULLY

Kemper Investors Life Insurance Company
1600 McConnor Parkway, Schaumburg, Illinois 60196-6801

Form No. L-8824

Kemper Investors Life Insurance Company
1600 McConnor Parkway, Schaumburg, Illinois 60196-6801

UNISEX RIDER

This Endorsement forms a part of the Contract or Certificate. The effective (date of this Endorsement is the effective date of this Contract or Certificate.

All reference throughout this Contract or Certificate to the sex of a person used in the calculation of benefits are deleted.

The tables for Annuity Options 2, 3, and 4 are replaced by the following:

Options Two and Three - Life Annuity With Installments Guaranteed

Age of           Monthly Payments Guaranteed
Payee
      None                120                  None                120

55       3.86             3.83                   71       5.85              5.59
56       3.93             3.90                   72       6.06              5.75
57       4.01             3.98                   73       6.28              5.91
58       4.10             4.06                   74       6.52              6.08
59       4.19             4.15                   75       6.77              6.26
60       4.28             4.23                   76       7.05              6.44
61       4.38             4.33                   77       7.34              6.63
62       4.49             4.43                   78       7.66              6.82
63       4.61             4.53                   79       8.00              7.01
64       4.73             4.64                   80       8.36              7.20
65       4.86             4.76                   81       8.76              7.39
66       5.00             4.88                   82       9.18              7.57
67       5.15             5.01                   83       9.64              7.76
68       5.31             5.14                   84      10.13              7.93
69       5.48             5.29                   85      10.66              8.10
70       5.66             5.43

Option Four - Joint and 100% Survivor Annuity

Age of                                         Age of Secondary Payee
Primary
Payee    55              60               65              70               75              80               85
55      3.39            3.52             3.62            3.70             3.76            3.80             3.82
60      3.52            3.70             3.86            4.00             4.10            4.17             4.22
65      3.62            3.86             4.10            4.32             4.50            4.64             4.73
70      3.70            4.00             4.32            4.65             4.95            5.20             5.38
75      3.76            4.10             4.50            4.95             5.41            5.83             6.17
80      3.80            4.17             4.64            5.20             5.83            6.48             7.08
85      3.82            4.22             4.73            5.38             6.17            7.08             8.03

Option Five - Joint and 100% Survivor Annuity with Installments Guaranteed for 10 years

Age of                                         Age of Secondary Payee
Primary
Payee    55              60               65              70               75              80               85
55      3.39            3.52             3.62            3.70             3.76            3.79             3.81
60      3.52            3.70             3.86            3.99             4.06            4.16             4.20
65      3.62            3.86             4.09            4.31             4.49            4.61             4.69
70      3.70            3.99             4.31            4.63             4.92            5.15             5.30
75      3.76            4.09             4.49            4.92             5.35            5.72             6.00
80      3.79            4.16             4.61            5.15             5.72            6.27             6.72
85      3.81            4.20             4.69            5.30             6.00            6.72             7.34

Except as modified herein, all terms and conditions of the Contract or Certificate remain unchanged.

Signed for Kemper Investors Life Insurance Company at its home office in Schaumburg, Illinois.




               /s/ Debra P. Rezabek                     /s/ Gale K. Caruso
                   ----------------                         --------------
               Secretary                                President

L-8827